                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                           THE SEAGRAM COMPANY LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            THE SEAGRAM COMPANY LTD.

                                 [SEAGRAM LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The 1999 Annual Meeting of Shareholders of The Seagram Company Ltd. will be held on Wednesday, November 3, 1999, at 10:00 a.m. (E.S.T.) at the Hotel Omni Montreal, 1050 Sherbrooke Street West, Montreal, Quebec.

     The business to be conducted at the 1999 Annual Meeting will be:

     1. to receive our Annual Report to Shareholders, which includes the Consolidated Financial Statements of Seagram for the fiscal year ended June 30, 1999;

     2.   to elect directors;

     3.   to appoint auditors; and

     4. to transact such other business as may properly come before the 1999 Annual Meeting.

     The record date for the 1999 Annual Meeting is September 15, 1999. If you were a shareholder at the close of business on the record date, you are entitled to vote.

     Montreal, Quebec, September 21, 1999  BY ORDER OF THE BOARD OF DIRECTORS,

                                                   /s/ Michael C. L. Hallows

                                                     MICHAEL C.L. HALLOWS

                                                           Secretary

                      ------------------------------------

                                   IMPORTANT

        SHAREHOLDERS WHO ARE UNABLE TO ATTEND THE MEETING IN PERSON ARE
       REQUESTED TO COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED
                PROXY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE.

                      ------------------------------------

     On peut se procurer l'edition francaise de cet avis de l'assemblee, de la procuration et de la circulaire de sollicitation de procurations en ecrivant au Secretaire, La Compagnie Seagram Ltee, 1430, rue Peel, Montreal (Quebec) H3A 1S9; ADRESSE ELECTRONIQUE : SHAREHOLDERS*ACTIONNAIRES@SEAGRAM.COM.

                            THE SEAGRAM COMPANY LTD.
                                1430 Peel Street
                        Montreal, Quebec, Canada H3A 1S9
                      ------------------------------------

                                 PROXY CIRCULAR

     The Board of Directors is soliciting proxies to be used at the 1999 Annual Meeting of Shareholders, which will be held on Wednesday, November 3, 1999 at 10:00 a.m. (E.S.T.) at the Hotel Omni Montreal, 1050 Sherbrooke Street West, Montreal, Quebec. Enclosed with this Proxy Circular is the Notice of the 1999 Annual Meeting, a proxy form and a copy of our Annual Report to Shareholders. The enclosed Annual Report, which includes the Consolidated Financial Statements of Seagram for the fiscal year ended June 30, 1999, will be placed before the shareholders at the 1999 Annual Meeting as required by the Canada Business Corporations Act, but is not a part of the proxy soliciting material. The information in this Proxy Circular is as of August 31, 1999, unless otherwise stated. All dollar amounts are stated in United States currency unless otherwise indicated. This Proxy Circular will be mailed to shareholders on approximately September 21, 1999.

SHAREHOLDERS ENTITLED TO VOTE

     If you were a shareholder of record of Seagram common shares at the close of business on September 15, 1999, you are entitled to receive this Proxy Circular and Notice and to vote your shares at the 1999 Annual Meeting. However, if you became a new owner of common shares after September 15, 1999, and establish that you own those shares, you may request, on or prior to October 22, 1999, to be included on Seagram's shareholders' list. If you are included on that list you may vote your shares at the 1999 Annual Meeting, but the previous owner may not.

     Holders of common shares are entitled to one vote for each share held. As of August 31, 1999, 433,103,343 Seagram common shares were outstanding, and options which were then excercisable, or will become exercisable within 60 days, to acquire an additional 20,099,000 common shares, were outstanding.

WHY THE BOARD SOLICITS PROXIES

     In order to vote your shares, you must attend the 1999 Annual Meeting and vote in person, or appoint a proxy to vote on your behalf. Because it is impossible for all shareholders to attend all annual meetings in person, the Board of Directors recommends that you appoint the four persons named on the accompanying proxy form to act as your proxies at the 1999 Annual Meeting.

QUORUM/REQUIRED VOTE

     In order to conduct business at the 1999 Annual Meeting, holders of at least 40% of Seagram's outstanding common shares must be present in person or be represented by proxy at the Meeting. Once that quorum is reached, the affirmative vote of a majority of the votes cast is required for the election of directors and for the appointment of auditors.

APPOINTMENT OF PROXIES

     IN LIEU OF THE FOUR PERSONS NAMED IN THE ACCOMPANYING PROXY FORM, YOU MAY APPOINT ANY OTHER PERSON (WHO DOES NOT NEED TO BE A SHAREHOLDER) TO REPRESENT YOU AT THE 1999 ANNUAL MEETING BY INSERTING SUCH PERSON'S NAME IN THE BLANK SPACE PROVIDED ON THE PROXY FORM OR BY COMPLETING ANOTHER PROXY FORM. THE COMPLETED PROXY FORM SHOULD BE RETURNED IN THE ENCLOSED ENVELOPE FOR DELIVERY BEFORE THE 1999 ANNUAL MEETING, OR SHOULD BE DELIVERED TO THE SECRETARY OF SEAGRAM AT 1430 PEEL STREET, MONTREAL, QUEBEC, NO LATER THAN 5 P.M. ON TUESDAY, NOVEMBER 2, 1999.

REVOCATION OF PROXIES

     You may revoke your proxy by delivering written notice signed by you or your authorized attorney-in-fact to (1) the Secretary of Seagram at Seagram's executive or registered office at any time on or before Tuesday, November 2, 1999, or (2) the Chairman of the 1999 Annual Meeting on the day of the Meeting.

VOTING BY PROXIES

     If you appoint the persons named on the enclosed proxy form as your proxies, they will vote your shares in accordance with your voting instructions. IF YOU DO NOT PROVIDE VOTING INSTRUCTIONS, SUCH PERSONS WILL VOTE YOUR SHARES AS
FOLLOWS:

     (1) FOR THE ELECTION OF THE DIRECTORS DESCRIBED UNDER THE HEADING "ELECTION OF DIRECTORS," AND

     (2) FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS SEAGRAM'S INDEPENDENT AUDITORS.

     If any other matters which are not described in this Proxy Circular are properly brought before the 1999 Annual Meeting, the proxies will vote for or against such matters using their discretion. Seagram management does not intend to present any other matters for action at the 1999 Annual Meeting, nor are they aware that any other person intends to present any other matters.

SOLICITATION OF PROXIES AND ITS EXPENSE

     The Board of Directors is soliciting the enclosed proxy form, and the expense of the solicitation will be borne by Seagram. Proxies will be solicited primarily by mail, but officers and employees of Seagram may also solicit proxies by telephone, facsimile or in person. Seagram has retained D.F. King & Co., Inc. to assist in soliciting proxies for a fee of $6,000 plus reasonable expenses. CIBC Mellon Trust Company also assists in soliciting proxies in Canada as part of its general engagement by Seagram to provide shareholder services.

                                SHARE OWNERSHIP

PRINCIPAL HOLDERS OF SHARES

     As of August 31, 1999, descendants of the late Samuel Bronfman and trusts established for their benefit, beneficially owned directly or indirectly a total of 106,494,116 common shares, which constituted approximately 24.59% of the outstanding common shares. This amount includes the shares which are owned by the holders in the following table other than Koninklijke Philips Electronics N.V. The holders in the following table are the only holders which, to Seagram's knowledge, own beneficially, or exercise control or direction over, more than 5% of the outstanding shares of Seagram as of August 31, 1999. Descendants of the late Samuel Bronfman also hold options to acquire an additional 4,036,403 shares which are exercisable on or within 60 days of August 31, 1999.

                                                                              Percentage
                                                                  Number       of Shares
Beneficial Owner                                                of Shares     Outstanding
----------------                                                ----------    -----------
THE EDGAR MILES BRONFMAN TRUST..............................    60,104,604(1)   13.88%
THE C. BRONFMAN FAMILY TRUST,
THE CHARLES ROSNER BRONFMAN FAMILY TRUST,
THE CHARLES BRONFMAN TRUST II,
THE CHARLES R. BRONFMAN DISCRETIONARY TRUST
CRB ASSOCIATES, LIMITED PARTNERSHIP.........................    41,286,760(2)    9.53%
KONINKLIJKE PHILIPS ELECTRONICS N.V.........................    47,831,952(3)   11.04%

---------------
(1) Includes 58,618,088 shares owned indirectly by The Edgar Miles Bronfman Trust, 375 Park Avenue, New York, New York, a trust established for the benefit of Edgar M. Bronfman and his descendants (the "EMBT"), through its 99% interest in Bronfman Associates, a partnership of which Edgar M. Bronfman is the managing general partner, and 1,486,516 shares owned directly by the PBBT/Edgar Miles Bronfman Family Trust, a trust established for the benefit of Edgar M. Bronfman and his descendants (the "PBBT/ EMBFT"). The trustees of the EMBT and the PBBT/EMBFT include Edgar M. Bronfman and Edgar Bronfman, Jr.

(2) Includes 14,320,000 shares owned directly by The C. Bronfman Family Trust (the "C.BFT"), c/o Chancery Chambers, Chancery House, High Street, Bridgetown, Barbados, 20,364,000 shares owned by The Charles Rosner Bronfman Family Trust (the "CRBFT"), c/o Goodman Phillips & Vineberg, 1501 McGill College Avenue, Montreal, Quebec, 5,000,000 shares owned by The Charles Bronfman Trust II (the "CBT II"), c/o Goodman Phillips & Vineberg, 430 Park Avenue, New York, New York, and 302,760 shares owned by The

    Charles R. Bronfman Discretionary Trust (the "CRBDT") and 1,300,000 shares owned by CRB Associates, Limited Partnership ("CRB Associates"), each c/o Bergman, Horowitz & Reynolds, 157 Church Street, New Haven, Connecticut. The general partners of CRB Associates are the CRBFT, which holds a 51.04% general partnership interest, and Claridge Israel LLC, which holds a 48% general partnership interest. Stephen R. Bronfman holds indirectly a 0.96% limited partnership interest in CRB Associates and is a trustee of the CRBFT. The managers of Claridge Israel LLC include Charles R. Bronfman. The members of Claridge Israel LLC are The Charles R. Bronfman Trust (the "CR.BT") and The Charles Bronfman Trust (the "CBT"). The C.BFT, the CRBFT, the CBT, the CBT II, the CR.BT and the CRBDT are trusts established for the benefit of Charles R. Bronfman and his descendants.

(3) Address of principal executive offices is Rembrandt Tower, Amstelplein 1, 1096 HA Amsterdam, The Netherlands. A description of certain voting arrangements between Koninklijke Philips Electronics N.V. and Seagram can be found on page 22 under the heading "Transactions with Directors and Others".

     In addition, as of August 31, 1999, trusts for the benefit of the family of the late Minda de Gunzburg and members of her immediate family owned directly or indirectly a total of 1,487,212 shares.

     Edgar M. Bronfman, Charles R. Bronfman and the late Minda de Gunzburg are siblings. Edgar M. Bronfman and Charles R. Bronfman are directors and officers of Seagram. Edgar Bronfman, Jr. is a son of Edgar M. Bronfman and a director and officer of Seagram. Samuel Bronfman II is a son of Edgar M. Bronfman and a director of Seagram. Stephen R. Bronfman is the son of Charles R. Bronfman and has been nominated to become a director of Seagram.

     Under a voting trust agreement dated August 3, 1984, as amended, Charles R. Bronfman is the voting trustee for certain shares beneficially owned directly or indirectly by the EMBT, the PBBT/EMBFT, the C.BFT, the CRBFT, the CBT II, CRB Associates and two charitable foundations. Charles R. Bronfman is a director of the two charitable foundations, which together owned 3,334,164 shares as of August 31, 1999. The Bronfman voting trust agreement has a term of 20 years and contains no restrictions on the right of the voting trustee to vote the deposited shares. As of August 31, 1999, the Bronfman voting trust agreement covered 104,398,768 shares.

     Under a voting trust agreement dated as of May 15, 1986, Edgar M. Bronfman, Charles R. Bronfman, Stanley N. Bergman, Guido Goldman and Leonard M. Nelson are voting trustees for shares beneficially owned directly or indirectly by trusts for the benefit of the family of the late Minda de Gunzburg and members of her immediate family. Messrs. Bergman, Goldman and Nelson, whose address is c/o First Spring Corporation, 499 Park Avenue, New York, New York, are the trustees of the trusts. The de Gunzburg voting trust agreement has a term of 15 years and contains no restrictions on the right of the voting trustees to vote the deposited shares. As of August 31, 1999, the de Gunzburg voting trust agreement covered 1,486,332 shares.

     An agreement governs the dispositions of shares which the EMBT, the PBBT/EMBFT, the C.BFT, the CRBFT, the CBT II, the CRBDT, CRB Associates, the trusts established for the benefit of the family of the late Minda de Gunzburg and members of her immediate family and three charitable foundations (including the charitable foundations referred to above), beneficially own directly or indirectly. The agreement, entered into as of August 3, 1984, as amended, has a term of 20 years and permits each of the branches of the family to transfer shares within its family group. However, transfers to third parties are subject to a right of first refusal in favour of the other branches of the family.

SHARE OWNERSHIP OF MANAGEMENT

     The following table shows the number of shares which each of the directors of Seagram and nominees for director, each of the persons named in the "Summary Compensation Table" and the directors and executive officers of Seagram as a group owned beneficially, or exercised control or direction over, as of August 31, 1999. Each trustee of a trust or a charitable foundation may be deemed to be the beneficial owner of the shares held by the trust or foundation. Because certain persons listed below serve as trustees of the same trusts or charitable foundations, there are substantial duplications in the number of shares and percentages shown in the table.

                                                                              Percentage of    Deferred
                                                               Number of         Shares         Share
Beneficial Owner                                                Shares         Outstanding     Units(1)
----------------                                             -------------    -------------    --------
Edgar M. Bronfman..........................................     61,079,841(2)     13.92%             --
The Hon. Charles R. Bronfman, P.C., C.C. ..................     45,118,621(3)     10.28%             --
Edgar Bronfman, Jr. .......................................     62,985,064(4)     14.35%             --
Samuel Bronfman II.........................................        381,741(5)     *                  --
Stephen R. Bronfman........................................     24,998,404(6)      5.70%             --
Matthew W. Barrett, O.C. ..................................          1,000        *               4,827
Laurent Beaudoin, C.C. ....................................             --(7)    --               2,885
Cornelis Boonstra..........................................            895        *                 169
John D. Borgia.............................................        241,634(8)     *                  --
Richard H. Brown...........................................          1,000        *               3,414
The Honourable William G. Davis, P.C., C.C., Q.C. .........          1,268        *                  --
Andre Desmarais............................................          5,000        *               1,872
Barry Diller...............................................          1,000(9)     *               2,302
Michele J. Hooper..........................................          3,377        *                  --
David L. Johnston, C.C. ...................................            400        *               4,930
The Honourable E. Leo Kolber, Senator......................          4,240        *               4,888
Marie-Josee Kravis, O.C. ..................................            400        *               3,806
Robert W. Matschullat......................................        970,500(10)     *                 --
Samuel Minzberg............................................             --       --               2,781
John S. Weinberg...........................................          6,500(11)     *              5,092
Directors and executive officers as a group................    110,937,931(12)     25.28%

---------------
 (*) Less than 1%
 (1) See "Corporate Governance -- Compensation of Directors" for a description of the deferred share units under The Seagram Company Ltd. Stock Plan for Non-Employee Directors.
 (2) Includes 58,618,088 shares owned indirectly by the EMBT and 1,486,516 shares owned directly by the PBBT/EMBFT, trusts for which Mr. Bronfman serves as a trustee, 240 shares owned directly by Mr. Bronfman, 732,201 shares issuable upon the exercise of currently exercisable options, 1,840 shares owned by Mr. Bronfman's spouse, 600 shares owned directly by his children (other than Edgar Bronfman, Jr. and Samuel Bronfman II), 356 shares owned by an estate for which Mr. Bronfman is an executor, and 240,000 shares owned by a charitable foundation of which Mr. Bronfman is among the trustees. Mr. Bronfman disclaims beneficial ownership of the foregoing shares, except to the extent of his beneficial interest in the EMBT and the PBBT/EMBFT and with respect to shares owned directly by him. In addition, Mr. Bronfman serves as a voting trustee with respect to the 1,486,332 shares subject to the de Gunzburg voting trust agreement with respect to which Mr. Bronfman disclaims beneficial ownership.
 (3) Includes 14,320,000 shares owned directly by the C.BFT, 20,364,000 shares owned directly by the CRBFT, 5,000,000 shares owned directly by the CBT II and 1,300,000 shares owned directly by CRB Associates, entities for which Mr. Bronfman serves as the voting trustee or in which he has a beneficial interest, 1,000 shares owned directly by Mr. Bronfman, 523,101 shares issuable upon exercise of currently exercisable options, 12,000 shares owned indirectly by Mr. Bronfman's spouse, 24,000 shares owned directly by his children, 356 shares owned by an estate for which Mr. Bronfman is an executor, and 3,574,164 shares owned by three charitable foundations of which Mr. Bronfman is among the directors or trustees. Mr. Bronfman disclaims beneficial ownership of the foregoing shares, except to the extent of his beneficial interest in the foregoing entities and with respect to shares owned directly by him. In addition, Mr. Bronfman serves as the voting trustee with respect to 60,104,604 shares held by the EMBT and the PBBT/EMBFT subject to the Bronfman voting trust agreement and as a voting trustee with respect to 1,486,332 shares subject to the de Gunzburg voting trust agreement with respect to which Mr. Bronfman disclaims beneficial ownership.
 (4) Includes 58,618,088 shares owned indirectly by the EMBT and 1,486,516 shares owned directly by the PBBT/EMBFT, trusts for which Mr. Bronfman serves as a trustee, 240 shares owned directly by Mr. Bronfman, 2,639,600 shares issuable upon exercise of options which are currently exercisable or become exercisable within 60 days, 240,000 shares owned by a charitable foundation of which Mr. Bronfman is among the trustees and 620 shares in which Mr. Bronfman has an indirect interest through an investment in the Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates (based on the value of such investment as of August 31, 1999). Mr. Bronfman disclaims beneficial ownership of the foregoing shares, except to the extent of his beneficial interest in the EMBT and the PBBT/EMBFT and with respect to shares owned directly by him.
 (5) Includes 240 shares owned directly by Mr. Bronfman, 141,501 shares issuable upon exercise of currently exercisable options and 240,000 shares owned by a charitable foundation of which Mr. Bronfman is among the trustees. Mr. Bronfman disclaims beneficial ownership of the foregoing shares except the shares owned directly by him.
 (6) Includes 20,364,000 shares owned directly by the CRBFT, a trust for which Mr. Bronfman serves as a trustee, 1,300,000 shares owned directly by CRB Associates, and 3,334,404 shares owned directly by three charitable foundations of which Mr. Bronfman is among the directors. Mr. Bronfman disclaims beneficial ownership of the foregoing shares, except to the extent of his beneficial interest in the CRBFT and CRB Associates.
 (7) Does not include 300 shares held by Gestion Claire B. Beaudoin Inc., a company owned by Mr. Beaudoin's wife. Mr. Beaudoin disclaims beneficial ownership of the foregoing shares.
 (8) These shares are issuable upon exercise of options which are currently exercisable or become exercisable within 60 days.
 (9) These shares are held by Ranger Investments, L.P., a limited partnership in which Mr. Diller owns a 99% interest.
(10) Includes 100,000 shares owned directly by Mr. Matschullat and 870,500 shares issuable upon exercise of options which are currently exercisable or become exercisable within 60 days. See "Employment and Consulting Agreements". Mr. Matschullat disclaims beneficial ownership of the foregoing shares except with respect to shares owned directly by him.
(11) Includes 1,000 shares owned directly and 5,500 shares owned by a trust established for the benefit of Mr. Weinberg for which he serves as a trustee.
(12) Includes 5,801,507 shares issuable upon exercise of options which are currently exercisable or become exercisable within 60 days.

                             ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR

     The proxies named in the proxy form will vote your shares as you specify when providing your proxy. If you do not specify in your proxy form how you want your shares voted, the proxies will vote your shares for the election of all of the nominees listed below. We expect each of the nominees to be able to serve if elected. If a nominee becomes unable to serve prior to the 1999 Annual Meeting, the Board of Directors may nominate someone else for election. In that situation, the proxies will have the right to vote your shares, in their discretion, for the election of that person. Each director elected will hold office until the next annual meeting of shareholders and until his or her successor is duly elected, unless his or her office is earlier vacated in accordance with Seagram's By-Laws.

     The following table contains the principal occupation and certain other information about the nominees for the Board of Directors, based on information obtained from each nominee. All nominees have been engaged in the occupation or employment described immediately next to their names for more than five years, except where indicated.

----------------------------------------------------------------------------------------------------------
                                                                                                Director
                Name                    Age      Principal Occupation and Other Information      Since
----------------------------------------------------------------------------------------------------------

EDGAR M. BRONFMAN....................   70     Chairman of the Board of Seagram. ............     1955

THE HONOURABLE
  CHARLES R. BRONFMAN,
  P.C., C.C..........................   68     Co-Chairman of the Board and Chairman of the
                                               Executive Committee of Seagram. Mr. Bronfman
                                               is also Chairman of Koor Industries Ltd. and a
                                               director of Power Corporation of Canada.......     1958

EDGAR BRONFMAN, JR...................   44     President and Chief Executive Officer of
                                               Seagram. Mr. Bronfman is also a director of
                                               USA Networks, Inc. ...........................     1988

SAMUEL BRONFMAN II...................   45     President of Chateau & Estate Wines Company (a
                                               division of Joseph E. Seagram & Sons, Inc., a
                                               subsidiary of Seagram) and, since July 1998,
                                               Chairman of The Seagram Beverage Company (a
                                               division of Joseph E. Seagram & Sons, Inc.)...     1991

STEPHEN R. BRONFMAN..................   35     Chairman of Claridge SRB Investments Inc. (a
                                               private holding company) since 1998. From July
                                               1995 to March 1999 he was the Deputy Chairman
                                               of Netstar Communications Inc. Previously, he
                                               was an executive with Claridge Properties
                                               Ltd. .........................................      --

MATTHEW W. BARRETT, O.C..............   54     Group Chief Executive of Barclays PLC (a
                                               financial institution) effective October 1,
                                               1999. From February to July 1999, he was
                                               Chairman of the Board of Bank of Montreal
                                               prior to which he was also Chief Executive
                                               Officer. Mr. Barrett is also a director of
                                               Molson Inc. and, effective October 1, 1999, a
                                               director of Barclays PLC and Barclays Bank
                                               PLC. .........................................     1995

LAURENT BEAUDOIN, C.C................   61     Chairman of the Board and Chairman of the
                                               Executive Committee of Bombardier Inc. (a
                                               transportation, aerospace and motorized
                                               products company) since February 1, 1999.
                                               Previously, he was also Chief Executive
                                               Officer.......................................     1997

----------------------------------------------------------------------------------------------------------
                                                                                                Director
                Name                    Age      Principal Occupation and Other Information      Since
----------------------------------------------------------------------------------------------------------
CORNELIS BOONSTRA....................   61     Chairman of the Board of Management and
                                               President of Koninklijke Philips Electronics
                                               N.V. ("Philips") (an electronics company)
                                               since October 1996. From June 1, 1994 he was
                                               Executive Vice President of Philips and from
                                               July 1, 1994 until April 1, 1995 he was also
                                               President and Chief Executive Officer of
                                               Philips Lighting Holding B.V. Mr. Boonstra is
                                               also a director of Hunter Douglas
                                               International, N.V., Sara Lee/DE N.V. and
                                               NBM-Amstelland N.V. ..........................     1998

RICHARD H. BROWN.....................   52     Chairman of the Board and Chief Executive
                                               Officer of Electronic Data Systems Corporation
                                               (an information technology company) since
                                               January 1, 1999. From July 1996 to December
                                               1998 he was Chief Executive of Cable and
                                               Wireless plc. From May 1995 to July 1996 he
                                               served as President and Chief Executive
                                               Officer of H&R Block, Inc. and from January
                                               1993 to April 1994 he was Vice Chairman of
                                               Ameritech Corporation. Mr. Brown is also a
                                               director of Pharmacia and Upjohn, Inc. .......     1997

ANDRE DESMARAIS......................   42     President and Co-Chief Executive Officer of
                                               Power Corporation of Canada (a holding and
                                               management company) and Deputy Chairman of
                                               Power Financial Corporation since May 1996.
                                               From May 1994 to May 1996 he was Chairman of
                                               Power Pacific Corporation Limited. Previously
                                               he was President and Chief Operating Officer
                                               of Power Corporation of Canada. Mr. Desmarais
                                               is also a director of Audiofina S.A.,
                                               Bombardier Inc., CLT-UFA, Citic Pacific
                                               Limited, Groupe Bruxelles-Lambert S.A.,
                                               Great-West Lifeco Inc., The Great-West Life
                                               Assurance Company, Investors Group Inc.,
                                               London Insurance Group Inc. and Pargesa
                                               Holding S.A. .................................     1997

BARRY DILLER.........................   57     Chairman and Chief Executive Officer of USA
                                               Networks, Inc. (a diversified media and
                                               electronic commerce company) or its
                                               predecessors since August 1995. From December
                                               1992 to December 1994 he served as Chairman
                                               and Chief Executive Officer of QVC, Inc. Mr.
                                               Diller is also a director of Ticketmaster
                                               Online-CitySearch.............................     1998

MICHELE J. HOOPER....................   48     President and Chief Executive Officer of
                                               Voyager Expanded Learning (an educational
                                               development company) since August 1999. From
                                               July 1, 1998 to November 30, 1998 she was
                                               President and Chief Executive Officer of
                                               Stadtlander Drug Co., Inc. From November 1992
                                               to June 1998 she served as Corporate Vice
                                               President of Caremark International Inc. She
                                               also served as President of the International
                                               Business Group of Caremark International Inc.
                                               from November 1992 to June 1998. Ms. Hooper is
                                               also a director of Dayton Hudson Corporation
                                               and PPG Industries............................     1996

----------------------------------------------------------------------------------------------------------
                                                                                                Director
                Name                    Age      Principal Occupation and Other Information      Since
----------------------------------------------------------------------------------------------------------
DAVID L. JOHNSTON, C.C...............   58     President of University of Waterloo (an
                                               educational institution) since July 1999. From
                                               July 1994 to June 1999 he was Professor of Law
                                               at McGill University. Previously, he was also
                                               Principal and Vice-Chancellor. Mr. Johnston is
                                               also a director of CT Financial Services Inc.,
                                               Emco Limited, The CGI Group Inc and Lifestyle
                                               Furnishings International Ltd. ...............     1987

MARIE-JOSEE KRAVIS, O.C..............   49     Senior Fellow of Hudson Institute Inc. (a
                                               non-profit economics research institute) since
                                               March 1994. Previously, she was Executive
                                               Director of The Hudson Institute of Canada
                                               Inc. Mrs. Kravis is also a director of
                                               Canadian Imperial Bank of Commerce, Hasbro,
                                               Inc., Hollinger International Inc., Ford Motor
                                               Company and UniMedia Inc. ....................     1985

ROBERT W. MATSCHULLAT................   51     Vice Chairman and Chief Financial Officer of
                                               Seagram since October 1995. Previously, he was
                                               Managing Director and Head of Worldwide
                                               Investment Banking for Morgan Stanley & Co.,
                                               Inc. and a director of Morgan Stanley Group,
                                               Inc. Mr. Matschullat is also a director of The
                                               Clorox Corporation and USA Networks, Inc. ....     1995

SAMUEL MINZBERG......................   50     President and Chief Executive Officer of
                                               Claridge Inc. (a management company) since
                                               January 1, 1998. Previously, he was a partner
                                               and Chairman of the Montreal office of Goodman
                                               Phillips & Vineberg (attorneys). Mr. Minzberg
                                               is also a director of Dylex Limited, Koor
                                               Industries Ltd. and USA Networks, Inc. and is
                                               of counsel to the Montreal office of Goodman
                                               Phillips & Vineberg...........................     1998

JOHN S. WEINBERG.....................   42     Managing Director of Goldman, Sachs & Co.
                                               (investment bankers) since December 1996.
                                               Previously, he was a general partner of
                                               Goldman, Sachs & Co. .........................     1995

                              CORPORATE GOVERNANCE

GENERAL

     The following is a description of Seagram's governance practices with reference to the guidelines set out in the final report of the Committee on Corporate Governance of the Toronto Stock Exchange.

RESPONSIBILITIES OF THE BOARD OF DIRECTORS

     The Board of Directors is responsible for the overall stewardship of Seagram and oversees management to assure protection of shareholder interests. The Board relies upon management for the development of the overall corporate and individual business unit strategies. The Board reviews annual business and longer range strategic plans prepared by management as part of the Board's overall evaluation of Seagram's strategic direction. The Board, directly and through its Committees, is responsible for:

     - reviewing the interim and annual financial results and approving the management proxy circular;

     - approving major capital commitments, acquisitions, divestitures and expenditures;

     - approving dividends and certain changes to Seagram's capital structure;

     - selecting and evaluating the performance of the Chief Executive Officer and other principal officers of Seagram and development, training and succession planning for senior management;

     - identifying the principal risks of Seagram's businesses and ensuring that management implements appropriate strategies and systems to manage those risks; and

     - assessing the integrity of Seagram's internal controls, including computer-based systems.

SIZE AND RELATEDNESS

     The Board is currently composed of 18 directors. If all nominees are elected to the Board, the number of directors will decrease to 17. The Board believes that 11 of its current directors are "unrelated" to Seagram as defined in the Toronto Stock Exchange report on corporate governance. The report defines an "unrelated" director as someone who

     - is independent of management; and

     - is free from any business or other relationship, which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of Seagram, other than interests and relationships arising from shareholdings.

     Five directors are "related" to Seagram because they are members of management. These five directors are:

       Edgar M. Bronfman
       Chairman of the Board

       The Honourable Charles R. Bronfman
       Co-Chairman of the Board

       Edgar Bronfman, Jr.
       President and Chief Executive Officer

       Samuel Bronfman II
        President of Seagram Chateau & Estate Wines Company and Chairman of The Seagram Beverage Company

       Robert W. Matschullat
       Vice Chairman and Chief Financial Officer

     In addition, two directors may be regarded as "related" because they hold senior positions with companies that have substantial ongoing business relationships with Seagram. These two directors are:

       Barry Diller
       Chairman and Chief Executive Officer of USA Networks, Inc.

       John S. Weinberg
       Managing Director of Goldman, Sachs & Co.

Until July 27, 1999, Matthew W. Barrett was Chairman of the Bank of Montreal, and until that time may have been regarded as "related."

     Although seven members of the Board may be considered "related" directors, a majority (13 of 18) of Seagram's directors are not current officers or employees of Seagram or any of its affiliates and are therefore "outside" directors as defined in the Toronto Stock Exchange report. The Honourable William G. Davis and Senator E. Leo Kolber will not be standing for re-election at the shareholders meeting. Stephen R. Bronfman is a nominee for election to the Board. Although Mr. Bronfman would be considered an "outside" director, he may be regarded as "related" because he is a relative of certain members of Seagram's management. Accordingly, if all nominees are elected, the number of directors who may be considered "related" will increase to eight and the number of "outside" directors will decrease to 12. The Board believes that all members, regardless of the existence of relationships to Seagram, exercise independent judgment with a view to the best interests of Seagram, and believes that Seagram benefits from the knowledge, experience and mix of skills which its directors bring to the Board. Seagram has no shareholder who qualifies as a "significant shareholder" which is defined in the Toronto Stock Exchange report as a shareholder with the ability to exercise a majority of the votes for the election of the Board of Directors. Information regarding the shareholdings of the descendants of Samuel Bronfman, Seagram's founder, and trusts established for their benefit can be found on page 2 under the heading "Share Ownership".

     The Chairman of the Board, Edgar M. Bronfman, while separate from the Chief Executive Officer, is a "related" director. Mr. Bronfman served as Chief Executive Officer for 19 years and has been a member of the Board for 44 years. The Board believes that since the founding family retains substantial shareholdings in Seagram and members of that family have been, and continue to be, primarily responsible for the management and development of the business, their depth of experience and commitment, as well as long-range vision and strategic focus, constitute an invaluable resource that provides continuity for Seagram. For these reasons, the Board believes that the composition of the Board is both appropriate and beneficial to Seagram and its shareholders and that Mr. Bronfman is the most qualified director to act as Chairman.

FUNCTIONING

     The Executive Committee performs the functions of a nominating committee for Seagram and nominates new members capable of contributing to the effectiveness of the Board. Seagram has a formal position description for directors. When considering candidates for election to the Board, experience running a major business enterprise involved in the global distribution of products or services, significant managerial leadership, good judgment, business acumen and board experience with public companies are taken into account. Seagram does not have a formal process for assessing the effectiveness of the Board as a whole, the committees of the Board or the contribution of individual directors, nor do we have formal processes and practices to ensure the independence of the Board from management.

     While the Board has not developed a formal position description for the Chief Executive Officer, the Board, through its Human Resources Committee, has established corporate objectives for the Chief Executive Officer and certain portions of the Chief Executive Officer's compensation are determined with reference to such objectives. For more information concerning compensation see page 17 under the heading "Report on Executive Compensation". In addition, there is regular discussion at Board and Human Resources Committee meetings regarding achievement by senior management of corporate and business unit strategic objectives.

     Education of new directors is provided through presentations and up to date materials which contain basic information about Seagram and related matters. In addition, Board meetings are held at various corporate facilities to provide the directors with additional insight into Seagram's businesses.

     Seagram maintains an active investor relations program. The Secretary of Seagram or the Vice President, Investor Relations of Joseph E. Seagram & Sons, Inc. responds to all inquiries from shareholders, the investment community and the general public. The Board is advised of inquiries when appropriate. The investor relations program also includes periodic presentations to the investment community. The Board believes that the existing program facilitates effective communication with Seagram's shareholders, the general public, and the investment community.

     Although there is no formal procedure to enable an individual director to engage an outside advisor, directors may retain outside advisors from time to time to represent and advise them at Seagram's expense.

BOARD AND COMMITTEE MEETINGS

     During the 1999 fiscal year the Board of Directors held 10 meetings and committees of the Board held a total of 26 meetings. With the exception of Cornelis Boonstra and Barry Diller, all directors attended 75% or more of the meetings of the Board of Directors and of the committees of the Board on which they served.

COMMITTEES

     The four committees of the Board described below assist the Board in carrying out its responsibilities. With the exception of the Executive Committee, each of the committees is comprised entirely of "outside" directors, a majority of which are "unrelated". All of the committees report to the Board on a regular basis. Additional information on each of the committees is set out below.

     Executive Committee.

            Members:                                  The Honourable Charles R. Bronfman, Chairman
                                                      Edgar M. Bronfman
                                                      Edgar Bronfman, Jr.
                                                      Matthew W. Barrett
                                                      Cornelis Boonstra
                                                      Richard H. Brown
                                                      Barry Diller
                                                      Senator E. Leo Kolber
                                                      Samuel Minzberg

            Relatedness:                              Six members of the committee are "outside"
                                                      directors and five are "unrelated".

            Meetings during the 1999 fiscal year:     Three

            Functions:                                Exercises all of the powers of the Board in
                                                      the management and direction of Seagram's
                                                      operations, except acts which by law must be
                                                      performed by the full Board and matters which
                                                      the full Board retains for itself.

     Corporate Governance Committee.

                Members:                               The Honourable William G. Davis, Chairman
                                                       Laurent Beaudoin
                                                       David L. Johnston
                                                       Marie-Josee Kravis
                                                       John S. Weinberg

                Relatedness:                           All members of the committee are "outside"
                                                       directors and four of the members are
                                                       "unrelated".

                Meetings during the 1999 fiscal year:  Two

                Functions:                             Develops Seagram's approach to governance
                                                       issues.
                                                       Reviews and assesses Seagram's procedures with
                                                       respect to a wide range of governance issues
                                                       identified in the Toronto Stock Exchange
                                                       guidelines.
                                                       Reviews the form and adequacy of the
                                                       compensation of directors.

     Audit Committee.

                Members:                               Matthew W. Barrett, Chairman
                                                       The Honourable William G. Davis
                                                       Michele J. Hooper
                                                       David L. Johnston
                                                       Samuel Minzberg

                Relatedness:                           All members of the committee are "outside"
                                                       directors and "unrelated".

                Meetings during the 1999 fiscal year:  Six

                Functions:                             Reviews the nature and scope of the audit and
                                                       non-audit services provided by Seagram's
                                                       independent auditors, recommends the retention
                                                       or replacement of the independent auditors and
                                                       reviews the recommendations of the independent
                                                       auditors and the responses of Seagram's
                                                       management.
                                                       Reviews internal accounting and financial
                                                       procedures and reviews Seagram's annual and
                                                       interim financial statements.
                                                       Reviews investment matters regarding Seagram's
                                                       defined benefit plans.
                                                       Reviews Seagram's risk management and
                                                       insurance plans.
                                                       Monitors Seagram's program for compliance with
                                                       policies on business ethics and assesses the
                                                       integrity of Seagram's internal controls,
                                                       including computer-based systems.

     Human Resources Committee.

                Members:                               Marie-Josee Kravis, Chairman
                                                       Richard H. Brown
                                                       Andre Desmarais
                                                       Senator E. Leo Kolber
                                                       John S. Weinberg

                Relatedness:                           All members are "outside" directors and four
                                                       are "unrelated".

                Meetings during the 1999 fiscal year:  Ten

                Functions:                             Supervises development of management
                                                       resources.
                                                       Reviews the performance and compensation of
                                                       the Chief Executive Officer.
                                                       Reviews the annual compensation of all
                                                       officers of Seagram and selected officers and
                                                       employees of subsidiary companies.
                                                       Reviews all executive compensation plans and
                                                       major changes to existing employee benefit
                                                       plans.
                                                       Reviews the succession plan for senior
                                                       management.

COMPENSATION OF DIRECTORS

     Non-employee directors are paid $42,500 a year plus a fee of $1,500 for each Board and committee meeting attended. Directors are also reimbursed for travel expenses incurred in connection with meetings attended. Committee chairmen receive an additional $7,500 per year. Directors who are also Seagram employees do not receive compensation by reason of their membership on, or attendance at meetings of, the Board or its committees.

     Non-employee directors receive at least 50% of their annual fees in Seagram shares or share equivalents pursuant to The Seagram Company Ltd. Stock Plan for Non-Employee Directors. Under the plan, each non-employee director may elect to receive either 50% or 100% of his or her annual retainer in Seagram shares or deferred share units. If a director elects to receive shares, his or her annual retainer (net of withholding taxes) is used to purchase shares for the director on the open market. If a director elects to receive deferred share units, units representing the value of shares are credited to the director's account based on the market value of the shares on the annual crediting date. Deferred share units are paid to the director, along with the value of dividends as if reinvested in additional shares, after termination of Board service. Payments are made in shares or cash, net of tax withholding, based on the then market value of the shares. Fees for attending Board and committee meetings and/or for serving as a Board committee chairman may also be received in deferred share units at the election of non-employee directors.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     This table shows the compensation of Seagram's Chief Executive Officer and each of Seagram's four other most highly compensated executive officers with respect to the fiscal years ended June 30, 1999, June 30, 1998 and June 30, 1997.

-----------------------------------------------------------------------------------------------------------------------------
                                                                      Annual Compensation              Long-Term Compensation
                                                   --------------------------------------------------------------------------
                                                                                                                       Awards
                                                                                          -----------------------------------
                                                                                Other                              Securities
                                                                               Annual         Restricted           Underlying
                                        Year            Salary       Bonus Compensation     Stock Awards         Options/SARs
  Name and Principal Position                          ($)         ($)          ($)            (#)               (#)
-----------------------------------------------------------------------------------------------------------------------------
 Edgar M. Bronfman                 June 30, 1999      812,505     750,750     276,642(1)        0                80,000
   Chairman of the Board           June 30, 1998      750,000     750,000     370,083           0                80,000
   of Seagram and Joseph E.        June 30, 1997      750,000     787,500     372,184           0                80,000
   Seagram & Sons, Inc. ("JES")
-----------------------------------------------------------------------------------------------------------------------------
 Charles R. Bronfman               June 30, 1999      649,998     600,600     125,984(3)        0                69,200
   Co-Chairman of the Board of     June 30, 1998      600,000     600,000      66,684           0                69,200
   Seagram and JES and             June 30, 1997      600,000     630,000           0           0                69,200
   Chairman of the Executive
   Committee of Seagram
-----------------------------------------------------------------------------------------------------------------------------
 Edgar Bronfman, Jr.               June 30, 1999    1,000,000   2,730,000      31,458           0             1,500,000
   President and Chief Executive   June 30, 1998    1,000,000   3,000,000      30,289           0                     0
   Officer of Seagram and of JES   June 30, 1997    1,000,000   3,150,000      63,440           0                     0
-----------------------------------------------------------------------------------------------------------------------------
 Robert W. Matschullat             June 30, 1999    1,000,000   2,068,200      26,296(4)        0                     0
   Vice Chairman and               June 30, 1998      920,015   2,250,000       9,934           0             1,500,000
   Chief Financial Officer of      June 30, 1997      795,840   1,000,000       6,674           0               150,000
   Seagram and of JES
-----------------------------------------------------------------------------------------------------------------------------
 John D. Borgia                    June 30, 1999      480,000     393,120     312,981(5)        0                75,000
   Executive Vice President,       June 30, 1998      442,674     360,000     307,469           0               150,000
   Human Resources of              June 30, 1997      400,020     300,000     294,607           0                50,000
   Seagram and of JES
-----------------------------------------------------------------------------------------------------------------------------


                                    Payouts
                                                 All
                                       LTIP     Other
                                    Payouts  Compensation(2)
  Name and Principal Position        ($)          ($)
----------------------------------------------------------------
 Edgar M. Bronfman                    0          21,841
   Chairman of the Board              0         111,206
   of Seagram and Joseph E.           0          93,380
   Seagram & Sons, Inc. ("JES")
----------------------------------------------------------------
 Charles R. Bronfman                  0               0
   Co-Chairman of the Board of        0               0
   Seagram and JES and                0               0
   Chairman of the Executive
   Committee of Seagram
----------------------------------------------------------------
 Edgar Bronfman, Jr.                  0           8,370
   President and Chief Executive      0          18,929
   Officer of Seagram and of JES      0          17,864
----------------------------------------------------------------
 Robert W. Matschullat                0           5,760
   Vice Chairman and                  0           1,125
   Chief Financial Officer of         0           1,125
   Seagram and of JES
----------------------------------------------------------------
 John D. Borgia                       0           5,760
   Executive Vice President,          0           1,125
   Human Resources of                 0           1,125
   Seagram and of JES
----------------------------------------------------------------

(1) Other annual compensation for the 1999 fiscal year includes $84,042 for financial counseling services.

(2) Reflects the aggregate value of the contributions by Seagram's subsidiaries under the Retirement Savings and Investment Plan for Employees of Joseph E. Seagram & Sons, Inc. and Affiliates and the current dollar value benefit of the premiums paid under the Joseph E. Seagram & Sons, Inc. Insurance and Salary Continuation Programs.

(3) Other annual compensation for the 1999 fiscal year includes $48,636 imputed income on Seagram's payment of group life insurance premiums.

(4) Other annual compensation for the 1999 fiscal year includes $14,112 imputed income on Seagram's payment of group life insurance premiums.

(5) Other annual compensation for the 1999 fiscal year includes a $280,507 payment in respect of restricted deferred share units which were granted to Mr. Borgia in 1995 upon the commencement of his employment with JES.

                     OPTION/SAR GRANTS IN 1999 FISCAL YEAR

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                        Potential Realizable Value
                         Number of                                                      at Assumed Annual Rates
                         Securities       % of Total                                    of Stock Price Appreciation
                         Underlying      Options/SARs    Exercise                       for Option Term
                        Options/SARs      Granted to     or Base                        -------------------------------------------
                          Granted        Employees in     Price         Expiration         0%            5%               10%
        Name                (#)          Fiscal Year       ($)             Date            ($)           ($)              ($)
-----------------------------------------------------------------------------------------------------------------------------------
 Edgar M. Bronfman          80,000(1)         1%         47.9063     February 16, 2009      0            2,410,241        6,108,024
-----------------------------------------------------------------------------------------------------------------------------------
 Charles R. Bronfman        69,200(1)         1%         47.9063     February 16, 2009      0            2,084,858        5,283,441
-----------------------------------------------------------------------------------------------------------------------------------
 Edgar Bronfman, Jr.     1,500,000(2)        13%         35.8750     November 8, 2008       0           33,842,385       85,763,250
-----------------------------------------------------------------------------------------------------------------------------------
 Robert W.
  Matschullat                    0           N/A             N/A            N/A            N/A                 N/A              N/A
-----------------------------------------------------------------------------------------------------------------------------------
 John D. Borgia             75,000(1)         1%         47.9063     February 16, 2009      0            2,259,601        5,726,273
-----------------------------------------------------------------------------------------------------------------------------------
 All Shareholders(3)                                                                        0       13,703,616,379   34,727,628,274
-----------------------------------------------------------------------------------------------------------------------------------
 Gain to Named Executive Officers as a Percentage of Gain to all Shareholders              0%                   0%               0%
-----------------------------------------------------------------------------------------------------------------------------------

(1) Options to purchase shares were granted on February 17, 1999 and become exercisable in equal installments over a three-year period beginning on the first anniversary of the date of grant.

(2) Options to purchase shares were granted on November 9, 1998 and become exercisable in equal installments over a five-year period that began on the first anniversary of the date of grant.

(3) The potential realizable gain to all shareholders is calculated based on 432,555,456 shares outstanding and a fair market value of $50.375 per share on June 30, 1999.

            AGGREGATED OPTION/SAR EXERCISES IN 1999 FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

--------------------------------------------------------------------------------------------------------------------------
                                                              Number of Securities              Value of Unexercised
                                                             Underlying Unexercised                 in-the-Money
                            Shares                               Options/SARs at                   Options/SARs at
                           Acquired on       Value               Fiscal Year-End                   Fiscal Year-End
                           Exercise         Realized        Exercisable/Unexercisable         Exercisable/Unexercisable
Name                          (#)             ($)                      (#)                               ($)
--------------------------------------------------------------------------------------------------------------------------
 Edgar M. Bronfman           111,720       3,290,310             732,201/159,999                16,174,070/1,182,482
--------------------------------------------------------------------------------------------------------------------------
 Charles R. Bronfman           1,000          30,500             523,101/138,399                10,671,509/1,022,845
--------------------------------------------------------------------------------------------------------------------------
 Edgar Bronfman, Jr.               0               0           3,285,600/1,900,000              67,867,235/25,960,190
--------------------------------------------------------------------------------------------------------------------------
 Robert W. Matschullat             0               0            870,500/1,225,000               10,508,896/10,696,835
--------------------------------------------------------------------------------------------------------------------------
 John D. Borgia               15,400         309,833             241,634/191,666                 4,402,349/1,669,515
--------------------------------------------------------------------------------------------------------------------------

PENSION, BENEFIT EQUALIZATION, RETIREMENT SALARY CONTINUATION AND SEVERANCE
PLANS

PENSION PLAN

     Seagram, through its subsidiary Joseph E. Seagram & Sons, Inc. ("JES"), maintains a pension plan for employees (including Edgar M. Bronfman, Charles R. Bronfman, Edgar Bronfman, Jr., Robert W. Matschullat, John D. Borgia and other officers) of JES and certain other U.S. subsidiaries. The pension plan was amended on January 1, 1999 to migrate from a final average pay plan to a new retirement account design in which JES applies annual contribution credits as a percent of pay and annual fixed interest rate credits to participants' account balances. JES also maintains an executive supplemental pension plan to provide additional payments on an unfunded basis to certain managers and executives (including Edgar M. Bronfman, Charles R. Bronfman, Edgar Bronfman, Jr., Robert W. Matschullat, John D. Borgia and other officers).

BENEFIT EQUALIZATION PLAN

     A benefit equalization plan provides for additional payments on an unfunded basis for

     - awards payable under the Management Incentive Plan of JES;

     - awards under Seagram's Senior Executive Short-Term Incentive Plan; and

     - amounts in excess of statutory limitations for certain senior executives of JES, including Edgar M. Bronfman, Charles R. Bronfman, Edgar Bronfman, Jr., Robert W. Matschullat and John D. Borgia.

     Senior executive employees participating in this plan are granted credit for one year of additional service (up to a maximum of 15 years) for each year of actual service, up to a combined aggregate of 35 years of service (up to 40 years under certain circumstances), if such employees have attained the age of 65 (or earlier under certain circumstances) and have accumulated at least ten years of service for purposes of the pension plan.

     The following table shows the estimated annual pension benefits (calculated on a straight-life basis) payable on retirement to eligible employees at or after age 65. Benefits are shown using an average compensation which is calculated using the five most highly compensated years during the last ten years of employment.

                             PENSION PLAN TABLE
  -------------------------------------------------------------------------
                                Annual Pension for Representative
  Five-year Average                Years of Continuous Service
        Final         -----------------------------------------------------
    Compensation         5        10         20          30          40
  -------------------------------------------------------------------------
 $  800,000....        60,000   120,000     240,000     359,000     479,000
  1,200,000....        90,000   180,000     360,000     539,000     719,000
  1,600,000....       120,000   240,000     480,000     719,000     959,000
  2,000,000....       150,000   300,000     600,000     899,000   1,199,000
  2,400,000....       180,000   360,000     720,000   1,079,000   1,439,000
  2,800,000....       210,000   420,000     840,000   1,259,000   1,679,000
  3,200,000....       240,000   480,000     960,000   1,439,000   1,919,000
  3,600,000....       270,000   540,000   1,080,000   1,619,000   2,159,000
  4,000,000....       300,000   600,000   1,200,000   1,799,000   2,399,000
  4,400,000....       330,000   660,000   1.320,000   1,979,000   2,639,000
  4,800,000....       360,000   720,000   1,440,000   2,159,000   2,879,000
  -------------------------------------------------------------------------

     At June 30, 1999, Edgar M. Bronfman was credited with 40 years (the maximum years permitted under the benefit equalization plan), Charles R. Bronfman was credited with 30 months, Edgar Bronfman, Jr. was credited with 17 years, Robert
W. Matschullat was credited with three years and John D. Borgia was credited with four years for purposes of the benefit equalization plan.

     JES has agreed with Robert W. Matschullat that upon his retirement he will receive a minimum annual pension benefit of $50,000 multiplied by the number of years (or portion thereof) of his actual service to Seagram. JES has also agreed that if Mr. Matschullat retires after continuous employment through December 31, 2002, he will be credited with fifteen years of service for purposes of the benefit equalization plan and other benefits.

     JES has agreed with John D. Borgia that upon his retirement, the total yearly pension payable to him shall not be less than the sum of $25,000 multiplied by the number of years (or portion thereof) of his continuous service with Seagram, up to the maximum benefit that would be payable to him under the terms of the pension plan and the benefit equalization plan or replacement plans at age 60.

RETIREMENT SALARY CONTINUATION PLAN

     JES maintains a program that provides retirement salary continuation benefits for Edgar M. Bronfman and Edgar Bronfman, Jr. and certain other executives of JES. If a participant retires after the age of 55 with ten or more years of service, he will receive an amount payable annually for ten years of up to 35% of the sum of his base salary in the last year of employment plus the highest management incentive award previously received. As of 1988, no new participants are being accepted into this program and, subject to the terms of the program, existing participants will receive payments based on their compensation levels at January 31, 1988.

OTHER RETIREMENT PLANS

     Joseph E. Seagram & Sons, Limited, a Canadian subsidiary of Seagram, maintains registered pension, unfunded pension and post-retirement consulting plans for certain of Seagram's executive employees, including Charles R. Bronfman. These plans are substantially equivalent to the pension, benefit equalization and retirement salary continuation plans of JES. As of 1988, no new participants are being accepted into the post-retirement consulting plan and, subject to the terms of the program, existing participants will receive payments based on their compensation levels at January 31, 1988. The estimated aggregate annual pension benefits payable at normal retirement age, at or after age 60, under the registered and unfunded plans are shown below. The benefits shown use an average salary and cash bonus which is calculated using the five most highly compensated years of the last ten years of employment.

                                 PENSION PLAN TABLE
  --------------------------------------------------------------------------------
                                    Annual Pension for Representative
                                       Years of Continuous Service
  Five-year Average    -----------------------------------------------------------
  Final Compensation      5        10        20        30        40         50
  --------------------------------------------------------------------------------
  (CANADIAN DOLLARS)
      $  600,000        90,000   180,000   270,000   360,000   405,000     450,000
         800,000       120,000   240,000   360,000   480,000   540,000     600,000
       1,000,000       150,000   300,000   450,000   600,000   675,000     750,000
       1,200,000       180,000   360,000   540,000   720,000   810,000     900,000
       1,400,000       210,000   420,000   630,000   840,000   945,000   1,050,000
  --------------------------------------------------------------------------------

     At June 30, 1999, Charles R. Bronfman was credited with 35 years of service for purposes of the registered pension plan (the maximum years permitted by such plan) and 46 years of service for purposes of the unfunded pension plan.

SEVERANCE PLAN

     JES maintains a severance pay plan for certain non-union employees of JES and certain of its U.S. subsidiaries, including Edgar M. Bronfman, Charles R. Bronfman, Edgar Bronfman, Jr., Robert W. Matschullat and John D. Borgia. The named executives are entitled to receive benefits under the severance pay plan only if their employment is terminated due to a permanent and complete closing of a location, a job elimination, or a failure to consistently perform at a level that meets minimum acceptable requirements. The severance pay plan provides benefits to eligible employees equal to one-twelfth of their annual rate of base salary for each year of service, subject to a maximum amount. The maximum period of time over which benefits may be provided under the severance pay plan is 24 months.

EMPLOYMENT AND CONSULTING AGREEMENTS

     Robert W. Matschullat. On February 4, 1998, Robert W. Matschullat, who is the Vice Chairman and Chief Financial Officer and a director of Seagram and JES, entered into an employment agreement with JES. Mr. Matschullat's agreement provides that he will be paid an annual salary of $1 million; that he will participate in all benefit plans and arrangements generally applicable to senior executives of JES; and that he will have the opportunity (under the Management Incentive Plan, Senior Executive Short-Term Incentive Plan or successor plans), to earn an annual cash incentive bonus which is adjusted annually until June 30, 2002 by the inflation rate multiplied by the sum of the preceding year's target bonus plus $1 million. On February 9, 1998 Mr. Matschullat was awarded, in lieu of other option grants during the period from February 9, 1998 to June 30, 2002, a special one-time grant of options to purchase 1,000,000 Seagram common shares, at the fair market value of the shares on the date of grant, plus options to purchase 500,000 Seagram common shares at 140% of such fair market value.

The options become exercisable in five equal annual installments that began on December 31, 1998, and expire ten years from the date of grant unless terminated earlier upon the occurrence of certain events.

     If Mr. Matschullat terminates his employment with good reason, or Seagram and JES terminates his employment without cause (i) all options held by him will become exercisable in full (and if the termination constitutes a "retirement" as defined in the employment agreement, he may hold the options until their original expiration dates); and (ii) he will be entitled to receive all accrued and unpaid salary and bonus; an amount equal to two times his annual salary and target bonus; and continuation of medical, dental and insurance coverage for two years following the date of termination or if earlier, the date on which he becomes eligible for coverage with a subsequent employer. If Mr. Matschullat dies or is permanently disabled during the term of his employment agreement he will receive all accrued and unpaid salary and bonus, and an amount equal to one-year's salary plus a pro rata portion of his targeted annual bonus.

     John D. Borgia. On April 28, 1995, John D. Borgia, who is the Executive Vice President, Human Resources of Seagram and JES, accepted a written offer of employment from JES. Mr. Borgia's offer letter provides that if JES terminates Mr. Borgia's employment other than for death, retirement or for cause, Mr. Borgia will receive, for a period of two years following his termination, his annual base salary and continuation of medical, dental and life insurance coverage.

     Frank J. Biondi, Jr. On April 23, 1996, Seagram and Universal Studios, Inc. ("Universal") entered into an employment agreement with Frank J. Biondi in connection with his appointment as Chairman and Chief Executive Officer of Universal. On November 16, 1998, Seagram announced that Mr. Biondi's employment with Universal and his position as a director of Seagram,had terminated. For a discussion of payments made by Seagram to Mr. Biondi pursuant to his employment agreement in connection with the terminations, see "Transactions with Directors and Others."

     For a description of the pension benefits payable to Robert W. Matschullat and John D. Borgia, see "Pension, Benefit Equalization, Retirement Salary Continuation and Severance Plans."

                        REPORT ON EXECUTIVE COMPENSATION

     The following report on executive compensation is provided by the Human Resources Committee of the Board of Directors, which consists of non-employee directors.

     Seagram uses the guidelines and methodology described below to determine the appropriate compensation levels for its executives. However, executive officers covered by employment agreements may have compensation terms that differ from the guidelines. The terms of certain of these employment agreements can be found on page 16 under the heading "Employment and Consulting Agreements".

     Seagram annually reviews compensation data from surveys conducted by independent compensation consultants in order to understand the levels of compensation that Seagram's competitors are paying to their executive officers. The comparison group from which the data is collected comprises a broad range of Fortune 500 and similar international companies in general industry. In the case of the Chief Executive Officer, the comparison group comprises 12 Fortune 500 and similar international consumer product and entertainment companies. Companies of varying sizes engaged in the beverage alcohol and entertainment businesses, some of which are included in the comparison group, make up the peer groups included in the performance graphs on pages 20 and 21; however, the Committee believes the comparison group more accurately reflects Seagram's competitors for executive talent. Taking into account the comparison group compensation data, the Committee determines the various components of compensation for each executive officer. Seagram seeks to place each executive's total compensation, including base salary, annual incentive awards and stock option grants, at approximately the 75th percentile of the total compensation paid for similar positions in the comparison group.

     A subcommittee consisting of the following members:

        Marie-Josee Kravis
        Richard H. Brown
        Andre Desmarais
approves awards and administers the Senior Executive Short-Term Incentive Plan and the 1996 Stock Incentive Plan described below.

     The Human Resources Committee determines compensation for the executive officers, which consists primarily of the following three components:

     - salary

     - annual incentive compensation

     - stock-based compensation

     Salary. Each executive's salary is based on the executive's responsibilities, skills and sustained performance. Executive officers' salaries are maintained at competitive levels within relevant labor markets and are reviewed annually to maintain this competitive position. In the 1999 fiscal year, Seagram targeted base salaries at the 50th to 75th percentile of the comparison group for similar positions.

     Annual Incentive Compensation. Seagram pays annual incentive awards to executive officers participating in Seagram's Senior Executive Short-Term Incentive Plan or Seagram's Management Incentive Plan. For the 1999 fiscal year, target awards under the Senior Executive Short-Term Incentive Plan were based upon Seagram or its applicable operating unit achieving prescribed objectives for earnings before interest, taxes, depreciation and amortization ("EBITDA"). Target awards under the Management Incentive Plan were based upon Seagram and its applicable operating unit achieving prescribed objectives for (i) EBITDA and
(ii) EBITDA in excess of capital cost. Under the plans, target annual incentive awards for executive officers ranged from approximately 40% to 300% of salary for the 1999 fiscal year. Awards under the Senior Executive Short-Term Incentive Plan may be reduced for any reason including the Committee's assessment of individual performance or of the financial performance of Seagram or its operating units. Management Incentive Plan awards may be reduced or increased based on an assessment of the individual executive's performance. Awards to officers under the plans at the end of the 1999 fiscal year ranged from 90% to 120% of targets. Executives may elect to receive their Management Incentive Plan awards on a deferred basis in the form of cash or Seagram shares.

     Stock-Based Compensation. Seagram's 1996 Stock Incentive Plan allows participating executive officers and other participating employees to benefit from appreciation in the value of Seagram shares. Options to purchase Seagram shares are an important element of the total compensation program.

     Options granted under the 1996 Incentive Plan produce value for recipients only if the price of Seagram shares increases from the price on the grant date. Seagram grants options to executive officers annually. The options have ten-year terms (subject to early termination in certain circumstances) and generally have three-year vesting periods (subject to acceleration in certain circumstances). The 1996 Incentive Plan, however, permits the subcommittee to grant options with different vesting periods. In determining the option grants in a given year, Seagram generally does not take into account the amount and terms of outstanding options held by executive officers.

     Compensation for the Chief Executive Officer. For the 1999 fiscal year, the base salary for Edgar Bronfman, Jr. remained at $1,000,000 and his target annual incentive award was set at 300% of salary. Mr. Bronfman was awarded 91% of his target annual incentive award under the Senior Executive Short-Term Incentive Plan for the 1999 fiscal year. Including his bonus, Mr. Bronfman's total cash compensation is between the median and the 75th percentile of total cash compensation for chief executive officers of the comparison group.

     During the 1999 fiscal year, the Committee renewed the existing equity award program for Mr. Bronfman for a period of five years. The renewal contained two elements: (i) a grant of options to purchase 1,500,000 Seagram shares, which options have a five-year vesting period; and (ii) the opportunity to receive additional grants should Seagram shares outperform the broader market, measured at the end of each calendar year during the five-year period. The prior equity-based program, which expired on January 31, 1999, did not result in the grant of any equity interests to Mr. Bronfman during the 1999 fiscal year.

     Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits the deductibility of certain types of compensation in excess of $1 million paid to persons named in the Summary Compensation Table. Seagram believes that compensation paid under the Senior Executive Short-Term Incentive Plan and awards of stock options under Seagram's 1996 Stock Incentive Plan satisfy the requirements of Section 162(m). However, Section 162(m) may limit Seagram's or its affiliates' ability to deduct some other types of compensation paid to individuals named in the Summary Compensation Table. We believe Seagram should maintain the flexibility to design compensation strategies that can respond quickly to the marketplace and Seagram's needs even if such compensation is not fully deductible.

                                       HUMAN RESOURCES COMMITTEE

                                       Marie-Josee Kravis, Chairman
                                       Richard H. Brown
                                       Andre Desmarais
                                       Senator E. Leo Kolber
                                       John S. Weinberg

                        PERFORMANCE GRAPHS -- COMPARISON

     The following graphs compare the cumulative five-year total return of Seagram shares with the S&P 500, the Toronto Stock Exchange 300 Composite Index ("TSE 300") and two peer groups. As a result of our acquisition of PolyGram N.V. ("Polygram") and our sale of Tropicana Products, Inc., the nature of our business changed significantly during fiscal 1999. For comparative purposes, two peer groups are presented.

     The new peer group comprises companies included in the S&P Beverages (Alcoholic) Index, certain non-U.S. competitors that compete with our beverage alcohol business, and certain entertainment companies that compete with our entertainment business. In addition to Seagram, the members of this peer group are Allied Domecq PLC, Brown-Forman Corporation, Diageo plc, EMI Group plc, Fox Entertainment Group, Inc., Time Warner Inc., Viacom Inc. and The Walt Disney Company. We anticipate using this peer group in the future.

     The old peer group comprises companies included in the S&P Beverages (Alcoholic) Index, certain non-U.S. competitors that compete with our beverage alcohol business, companies included in the S&P Foods Index, and certain entertainment companies that compete with our entertainment business. In addition to Seagram, the members of this peer group are Adolph Coors Company, Allied Domecq PLC, Anheuser-Busch Companies, Inc., Brown-Forman Corporation, Campbell Soup Company, ConAgra, Inc., Bestfoods (formerly CPC International, Inc.), The Walt Disney Company, General Mills, Inc., Diageo plc, H.J. Heinz Company, EMI Group plc, Hershey Foods Corporation, Kellogg Company, The News Corporation Limited, The Quaker Oats Company, Ralston Purina Company, Sara Lee Corporation, Time Warner Inc., Unilever N.V., Viacom Inc. and Wm. Wrigley Jr., Company.

     The returns of each company have been weighted according to their respective market capitalization as well as the respective revenues from our entertainment, spirits and wine, and, until August 1998 when we sold Tropicana Products, Inc., our juice businesses.

     The performance graphs assume that $100 was invested on June 30, 1994 in Seagram shares, the S&P 500, the TSE 300 and the peer groups and that all dividends were reinvested.

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
                  SEAGRAM, S&P 500, TSE 300 AND NEW PEER GROUP
                         (TWELVE MONTHS ENDED JUNE 30)
[S&P CHART]

                                              SEAGRAM                S&P 500                TSE 300          INDUSTRY PEER INDEX
                                              -------                -------                -------          -------------------
1994                                            100                    100                    100                    100
1995                                            117                    126                    115                     98
1996                                            115                    159                    131                     96
1997                                            140                    214                    170                    115
1998                                            145                    278                    198                    160
1999                                            182                    343                    192                    179

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
                  SEAGRAM, S&P 500, TSE 300 AND OLD PEER GROUP
                         (TWELVE MONTHS ENDED JUNE 30)
[S&P CHART]

                                              SEAGRAM                S&P 500                TSE 300             OLD PEER GROUP
                                              -------                -------                -------             --------------
1994                                            100                    100                    100                    100
1995                                            117                    126                    115                    115
1996                                            115                    159                    131                    129
1997                                            140                    214                    170                    158
1998                                            145                    278                    198                    217
1999                                            182                    343                    192                    246

         HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     All five members of the Human Resources Committee are "outside" directors. Described below, however, is information regarding certain entities with which certain of such directors have relationships.

     As of August 31, 1999, Universal owned approximately 25.6% of the common stock of Loews Cineplex Entertainment Corporation. In the normal course of its business, Universal receives certain film licensing fees from Loews Cineplex and pays Loews Cineplex distribution fees. As of August 31, 1999, entities and persons related to Charles R. Bronfman held approximately 6.7% of the common stock of Loews Cineplex and Senator E. Leo Kolber, a Seagram director, beneficially owned 0.6% of the common stock of Loews Cineplex and is currently a director of Loews Cineplex.

     Goldman, Sachs & Co. performs investment banking services and provides investment advice to Seagram and its subsidiaries, including acting as financial advisor to Seagram in connection with the sales of Tropicana Products, Inc., Seagram's Champagne business and PolyGram Filmed Entertainment, Inc., as managing underwriter or participating underwriter in connection with the sale of securities of Seagram and JES, as a dealer in the sale of commercial paper issued by JES, as a market maker in certain securities of JES and as a broker in connection with Seagram's share purchase program. In June 1999, Goldman, Sachs & Co. acted as managing underwriter of public offerings of 37,000,000 common shares and 20,025,000 Adjustable Conversion-rate Equity Security Units. John S. Weinberg, a member of the Human Resources Committee, is a Managing Director of Goldman, Sachs & Co.

                     TRANSACTIONS WITH DIRECTORS AND OTHERS

     During the 1999 fiscal year, Claridge Inc. reimbursed a subsidiary of Seagram for the use of aircraft owned by such subsidiary in the amount of $76,502. The payment represented Claridge's pro rata share of the applicable operating expenses of the aircraft. During the 1999 fiscal year, Seagram paid or accrued rent and reimbursed expenses to Claridge in the amount of Cdn. $381,854 (and Cdn. $29,260 during the current fiscal year to August 31, 1999) for the use by Seagram of office and parking space and secretarial services. The CRBFT owns all of the shares of Claridge. Charles R. Bronfman and Samuel Minzberg are among the directors and officers of Claridge.

     During the 1999 fiscal year, The Andrea & Charles Bronfman Philanthropies, Inc., a charitable organization, paid or accrued rent and reimbursed Seagram in the amount of $67,368 (and $11,228 during the current fiscal year to August 31, 1999) for use by such organization of office space in Seagram's offices in New York. Andrea Bronfman and Charles R. Bronfman are directors of The Andrea & Charles Bronfman Philanthropies, Inc.

     Bank of Montreal extends credit and provides other services to Seagram and its subsidiaries, including serving as a co-agent and lender under several credit agreements, acting as an issuing agent and broker for commercial paper and providing cash management and other services. Matthew W. Barrett, a Seagram director, was, until July 27, 1999, Chairman of Bank of Montreal. Nesbitt Burns Inc., an affiliate of the Bank of Montreal, acts as a broker in connection with Seagram's share purchase program in Canada and as an underwriter in connection with the sale of equity and debt securities of Seagram and JES.

     During the 1999 fiscal year, JES paid or accrued consulting fees in the amount of $75,000 (and $12,500 during the current fiscal year to August 31, 1999) for consulting services provided to JES and its affiliates by Henry Consultants Ltd., a company which is beneficially owned by Frank Alcock, the father-in-law of Edgar Bronfman, Jr.

     Samuel Minzberg is of counsel to the Montreal office of Goodman Phillips & Vineberg, a law firm which provided legal services to Seagram during the 1999 fiscal year.

     On June 15, 1999, Esarbee Investments Limited ("Esarbee"), a wholly owned subsidiary of the CRBFT, transferred indirectly 2,000,000 common shares to Seagram in exchange for 2,000,000 newly issued common shares. Seagram was fully indemnified for its participation in and reimbursed for all expenses related to the exchange. On June 21, 1999, Esarbee sold the 2,000,000 newly issued common shares as part of a public offering of common shares by Seagram and certain other selling shareholders at a price per share (excluding underwriting discounts) of $50.125. Stephen R. Bronfman, a nominee for director of Seagram, and Ellen J. Bronfman Hauptman, his sister, are trustees of the CRBFT. The CRBFT is a trust for the benefit of Stephen R. Bronfman.

     On November 16, 1998, Frank J. Biondi, Jr.'s employment as Chairman and Chief Executive Officer of Universal, and his position as a Seagram director, terminated. In accordance with the terms of Mr. Biondi's employment agreement, upon his termination of employment, Mr. Biondi's options became exercisable in full. In addition, Mr. Biondi (i) is entitled to receive salary, deferred compensation, and target bonus payments through June 30, 2001, plus a cash payment of $9,000,000, and (ii) will receive continuation of medical, dental and certain other insurance coverage until the earlier of the conclusion of the continuation period or his eligibility for coverage with another employer, with life insurance coverage in the amount of $10,000,000 being maintained until June 30, 2001. Mr. Biondi's ability to interfere with the business of Universal, its subsidiaries and affiliates is restricted for two years following the termination of his employment.

     In connection with Seagram's acquisition of PolyGram, Seagram and Philips entered into a stockholders agreement providing for certain arrangements relating to Philips' ownership of shares following consummation of the acquisition. Under the stockholders agreement, Seagram agreed to use its best efforts to cause the election of the chief executive officer of Philips to the Seagram board of directors for so long as Philips beneficially owns at least 5% of the shares. Cornelis Boonstra is the Chairman of the Board of Management and President of Philips. In addition, the agreement provides that at any time Philips is entitled to designate a director, Philips will also be entitled to appoint one ex officio member of the board of directors. The ex officio member will receive notice of and attend board meetings and receive all information circulated or made available to the board of directors. However, the ex officio member is not a member of the board for purposes of determining a quorum or for any other purpose, and does not have the right to vote on any matter voted on by the board.

     Under the stockholders agreement, subject to certain conditions, Philips will vote its shares to cause each of the nominees designated by the board of directors to be elected to the board. In connection with any vote of Seagram shareholders relating to any other matter, unless Seagram otherwise consents in writing, Philips will vote its shares, at its option, either proportionately on the same basis as the other shareholders vote or as recommended by the board of directors. The stockholders agreement also:

     - restricts Philips from transferring its shares;

     - prohibits Philips from acquiring any additional shares or participating in certain extraordinary transactions involving Seagram or any material portion of its business; and

     - grants to Philips customary demand and piggyback rights for the registration of its shares.

     Universal holds an effective 45% interest in USA Networks, Inc. ("USA Networks") through its ownership of common stock and class B common stock of USA Networks and shares of USANi LLC, a subsidiary of USA Networks, which Universal can exchange for common stock and class B common stock of USA Networks. Universal is party to a governance agreement among USA Networks, Universal, Liberty Media and Barry Diller. The governance agreement:

     - limits Universal from acquiring additional equity securities of USA Networks;

     - restricts Universal from transferring USA Networks securities;

     - provides for representation by Universal and Liberty Media on USA Networks' board of directors; and

     - lists fundamental actions that require the consent of Universal, Liberty Media and Mr. Diller before USA Networks can take those actions.

     In addition, Universal has entered into a stockholders agreement among Universal, Liberty Media, Mr. Diller, USA Networks and Seagram. The stockholders agreement:

     - governs the acquisition of additional USA Networks securities by Liberty Media;

     - restricts the transfer of shares; and

     - generally grants Mr. Diller voting control over all of the USA Networks capital stock owned by Universal and Liberty Media except with respect to the fundamental actions discussed above.

     Universal is also party to a spinoff agreement among Universal, Liberty Media and USA Networks providing for interim management arrangements in the event that Mr. Diller ceases to be Chief Executive Officer of USA Networks or becomes disabled. In addition, Universal has entered into agreements with USA Networks providing for various ongoing business arrangements, including:

     - an international distribution agreement granting Universal the right to distribute internationally, programs produced by USA Networks for a fee;

     - a domestic distribution agreement granting USA Networks the right to distribute specific Universal programming, including Universal's library of television programs, for a fee;

     - a 50-50 joint venture managed by Universal and governing the development and exhibition of the USA Network, the Sci-Fi Channel and Universal's new action/suspense channel, 13th Street, outside of the United States; and

     - a transition services agreement and agreements relating to merchandising, music administration and music publishing, home video distribution, the use by USA Networks of Universal's studio facilities and certain other matters.

     The parties negotiated these ongoing arrangements, which contain normal business terms and conditions, on an arms' length basis. Under the agreement governing Universal's investment in USA Networks, at various times since March 1998 Universal and Liberty Media have exercised their preemptive rights to purchase additional shares of USANi LLC shares following issuances of common stock by USA Networks. Universal and Liberty Media may continue to exercise these preemptive rights from time to time in the future. Mr. Diller is the Chairman of the Board and Chief Executive Officer of USA Networks and, at August 31, 1999, owned or had the right to vote, pursuant to the stockholders agreement, approximately 14% of the outstanding USA Networks common stock, 100% of the outstanding USA Networks class B common stock and approximately 74% of the outstanding total voting power of USA Networks common stock and USA Networks class B common stock.

     On May 28, 1999, USA Networks acquired from Universal Studios Holding I Corp. all of the capital stock of PolyGram Filmed Entertainment, Inc. ("PFE"), including the domestic motion picture and home video distribution organization conducted as PolyGram Films, PolyGram Video, PolyGram Filmed Entertainment Canada, Gramercy Pictures, Interscope Communications and Propaganda Films. Universal acquired PFE in December 1998 as part of Seagram's approximately $10.6 billion acquisition of Polygram. At the time of the sale of PFE to USA Networks, USA Networks agreed to pay or assume certain liabilities relating to the acquired businesses, and Universal and USA Networks entered into agreements providing for various ongoing business arrangements between Universal and USA Networks, including, among others:

     - a domestic theatrical distribution agreement, pursuant to which USA Networks made a $200 million interest bearing loan to Universal's parent which is due in approximately eight years unless repaid earlier from receipts arising from distribution of specified motion pictures which USA Networks has the exclusive right to distribute theatrically, on television and on video in the United States and Canada for a fee;

     - an ancillary services agreement, pursuant to which the parties will provide certain customary transitional services to each other during the six months following the closing;

     - a videogram fulfillment agreement, pursuant to which Universal or one of its affiliates will provide certain "pick, pack and ship" and related fulfillment services in the United States and Canada with respect to videos containing motion pictures of USA Networks; and

     - a music administration agreement, pursuant to which, subject to certain specified exceptions, USA Networks appointed Universal-MCA Music Publishing to be the exclusive administrator for 15 years of USA Networks' interest in certain music publishing rights to music compositions owned or controlled by USA Networks which are written for or used in motion pictures and videos following the closing.

     These arrangements were negotiated by the parties on an arms' length basis and contain customary business terms and conditions.

     In addition, on May 28, 1999, USA Networks indirectly acquired 100 percent of OFI Holdings, Inc. ("OFI"), in which Universal owned a majority interest, pursuant to a merger with a wholly-owned subsidiary of USA Networks. OFI owns October Films, Inc. Universal had acquired 51% of OFI in July 1997 for $10 million. Immediately prior to the merger, Universal subscribed for 300,000 shares of USA Networks common stock for $12 million in cash and exchanged its shares of common stock of OFI for an equal number of shares of a new class of preferred stock of OFI. In connection with the merger, Universal received 300,000 additional shares of USA Networks common stock as merger consideration for its shares of OFI preferred stock and the other shareholders of OFI received $12 million in cash as merger consideration for their shares. The terms of the merger were determined to be fair to OFI shareholders by an independent committee of OFI's board of directors and its financial adviser.

     Seagram considers the amounts paid or received in the transactions described above and under "Human Resources Committee Interlocks and Insider Participation" to be reasonable and competitive and management believes they are comparable to those which would have been paid to or received from others.

     Seagram maintains directors' and officers' liability insurance, which insures the directors and officers of Seagram and its subsidiaries against losses from certain claims brought against its directors and officers. The policy has an aggregate limit of $100 million with a deductible of $500,000. The annual premium is $537,256, which has been paid for the policy year ending October 1999.

                            APPOINTMENT OF AUDITORS

     The persons named in the enclosed proxy, unless otherwise directed by you in the proxy form, intend to vote FOR the reappointment of PricewaterhouseCoopers LLP as Seagram's auditors and to authorize the Board of Directors to set their remuneration. If appointed, PricewaterhouseCoopers will hold office until the close of the 2000 Annual Meeting. PricewaterhouseCoopers have been Seagram's auditors for many years. Representatives of

PricewaterhouseCoopers will be present at the 1999 Annual Meeting and will have the opportunity to make a statement. They also will be available to respond to shareholder questions.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

     The Annual Report to Shareholders, which includes the Consolidated Financial Statements of Seagram for the 1999 fiscal year, will be placed before the shareholders at the 1999 Annual Meeting as required by the Canada Business Corporations Act. No action is required or proposed to be taken by shareholders with respect to this Report.

                      AVAILABILITY OF DISCLOSURE DOCUMENTS

     You may obtain upon request to the Secretary of Seagram, at 1430 Peel Street, Montreal, Quebec, Canada H3A 1S9, a copy of: (1) the latest Annual Information Form or Annual Report on Form 10-K, together with any document incorporated therein; (2) the comparative Consolidated Financial Statements of Seagram for the 1999 fiscal year, together with the related auditors' report and any interim financial statements filed with the securities commissions of any province of Canada after the date of Seagram's 1999 financial statements; and
(3) this Proxy Circular.

                 PROCEDURE FOR SUBMITTING SHAREHOLDER PROPOSALS

     Shareholders who wish to include proposals in the Proxy Circular for the 2000 Annual Meeting of Shareholders, must submit their proposals in writing to the Secretary of Seagram, at 1430 Peel Street, Montreal, Quebec, Canada H3A 1S9, on or before August 4, 2000. ANY SHAREHOLDER PROPOSAL WHICH IS NOT SUBMITTED AS DESCRIBED ABOVE WILL BE SUBJECT TO THE DISCRETIONARY AUTHORITY OF THE PERSONS NAMED ON THE PROXY FOR THE 2000 ANNUAL MEETING.

                                    GENERAL

     The contents and sending of this Proxy Circular have been approved by resolution of the Board of Directors of Seagram.

Montreal, Quebec, August 31, 1999

                                                  /s/ Michael C. L. Hallows
                                                  -----------------------------
                                                      MICHAEL C. L. HALLOWS
                                                            Secretary

[RECYCLE LOGO]

                            THE SEAGRAM COMPANY LTD.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE SEAGRAM COMPANY LTD. FOR THE ANNUAL MEETING OF SHAREHOLDERS OF SEAGRAM TO BE HELD NOVEMBER 3, 1999, and should be read in conjunction with the Notice of Meeting and Proxy Circular pertaining thereto.
The undersigned shareholder hereby appoints Edgar M. Bronfman, Chairman, The Hon. Charles R. Bronfman, Co-Chairman, Edgar Bronfman, Jr., President and Chief Executive Officer, and Robert W. Matschullat, Vice Chairman and Chief Financial Officer, or any one of them, OR INSTEAD OF ANY OF THEM THE UNDERSIGNED HEREBY APPOINTS

attorney or attorneys, or proxy or proxies, with full power of substitution, in the name and on behalf of the undersigned, to attend, vote and act at the Annual Meeting of Shareholders to be held on November 3, 1999, at the Hotel Omni Montreal, 1050 Sherbrooke Street West, Montreal, Quebec, and at any and all adjournments thereof, upon the following matters:

------------------------------------------------------------------------------------------------------------
                                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
------------------------------------------------------------------------------------------------------------
     a) Election of Directors
       Edgar M. Bronfman, The Hon. Charles R. Bronfman, Edgar Bronfman, Jr., Samuel Bronfman II, Stephen R.
     Bronfman, Matthew W. Barrett, Laurent Beaudoin,
       Cornelis Boonstra, Richard H. Brown, Andre Desmarais, Barry Diller, Michele J. Hooper, David L.
     Johnston, Marie-Josee Kravis, Robert W. Matschullat,
       Samuel Minzberg and John S. Weinberg.

         FOR                   WITHHELD         FOR, except vote withheld from the following nominee(s)
         [ ]                     [ ]
                                                ------------------------------------------------------
------------------------------------------------------------------------------------------------------------
     b) Appointment of PricewaterhouseCoopers LLP as Auditors

         FOR                   WITHHELD
         [ ]                     [ ]
     c) In their discretion, with respect to amendments or upon variations to matters identified above or upon such other matters as may properly come before the Meeting, hereby revoking any proxy previously given.
------------------------------------------------------------------------------------------------------------

A SHAREHOLDER DESIRING TO APPOINT SOME OTHER PERSON, WHO NEED NOT BE A SHAREHOLDER, TO REPRESENT HIM AT THE MEETING MAY DO SO by inserting such other person's name in the space provided above.

This proxy, when properly executed, will be voted in accordance with the directions of the undersigned shareholder. IN THE ABSENCE OF SUCH DIRECTIONS, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR THE APPOINTMENT OF AUDITORS.

NOTE: When signing as attorney, executor, administrator, trustee, authorized officer of a corporation or in any representative capacity, please insert your title as such.

Dated..........................  1999  ............................................................
                                                         Signature of Shareholder

(If not dated, this proxy is deemed to bear the date when mailed by Seagram.)

              PROXY
PLEASE COMPLETE AND RETURN IN THE
       ENVELOPE PROVIDED.

[RECYCLE LOGO]
                                          ACCOUNT NO.                     SHARES

                        [THE SEAGRAM COMPANY LTD. LOGO]



Dear Shareholder:

Since Seagram provides summarized earnings information to the press on the day its quarterly results are announced and also places these releases and subsequent Securities and Exchange Commission (S.E.C.) Form 10-Q filings on its website at www.seagram.com, many shareholders may not wish to receive copies of the interim financial statements. We therefore only mail interim financial statements to those shareholders who have indicated that they wish to receive them.

If you wish to receive interim financial statements for the fiscal year ending June 30, 2000, please complete, sign, detach and return the bottom portion of this card in the enclosed envelope along with your proxy. Of course all shareholders will continue to receive the Annual Report and related proxy material.

The Seagram Company Ltd.





                 Please detach here and return with your proxy
_______________________________________________________________________________

          THE SEAGRAM COMPANY LTD.

INTERIM FINANCIAL STATEMENTS MAILING LIST

_______________________________________________________________________________
I confirm that I am the owner of common shares of The Seagram Company Ltd.


Signature:____________________________________________ Date:___________________

Name:__________________________________________________________________________
                                 (Please Print)

Street:________________________________________________________________________

______________________________________________________ City:___________________

Province/                                              Postal/
State:________________________________________________ Zip Code:_______________


[THE SEAGRAM COMPANY LTD. LOGO]

Please add my name to
your mailing list in order
to receive interim
financial statements.

Please detach and
return with proxy.

Or return to:
CIBC Mellon Trust Company
P.O. Box 700, Station "B"
Montreal, Quebec H3B 3K3

                        [THE SEAGRAM COMPANY LTD. LOGO]



Dear Shareholder:

Since Seagram provides summarized earnings information to the press on the day its quarterly results are announced and also places these releases and subsequent Securities and Exchange Commission (S.E.C.) Form 10-Q filings on its website at www.seagram.com, many shareholders may not wish to receive copies of the interim financial statements. We therefore only mail interim financial statements to those shareholders who have indicated that they wish to receive them.

If you wish to receive interim financial statements for the fiscal year ending June 30, 2000, please complete, sign, detach and return the bottom portion of this card. Of course all shareholders will continue to receive the Annual Report and related proxy material.

The Seagram Company Ltd.





                         Please detach here and return
_______________________________________________________________________________

          THE SEAGRAM COMPANY LTD.

INTERIM FINANCIAL STATEMENTS MAILING LIST

_______________________________________________________________________________
I confirm that I am the owner of common shares of The Seagram Company Ltd.


Signature:____________________________________________ Date:___________________

Name:__________________________________________________________________________
                                 (Please Print)

Street:________________________________________________________________________

______________________________________________________ City:___________________

Province/                                              Postal/
State:________________________________________________ Zip Code:_______________


[THE SEAGRAM COMPANY LTD. LOGO]

Please add my name to
your mailing list in order
to receive interim
financial statements.

Please detach and
return.